As filed with the Securities and Exchange Commission on May 8, 2026
Registration No. 333-287675

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 2
to
FORM S-1 ON
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

TVARDI THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	75-3175693
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3 Sugar Creek Ctr. Blvd.
Suite 525
Sugar Land, TX 77478
(713) 489-8654
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Imran Alibhai
Chief Executive Officer
3 Sugar Creek Ctr. Blvd.
Suite 525
Sugar Land, TX 77478
(713) 489-8654
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Divakar Gupta
Madison A. Jones
Cooley LLP
55 Hudson Yards
New York, NY 10001
(212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Tvardi Therapeutics, Inc., a Delaware corporation (the “Company”), initially filed a Registration Statement on Form S-1 on May 30, 2025, which became effective on November 8, 2025, and was subsequently amended by Post-Effective Amendment No. 1, which was filed on April 1, 2026 (as amended, the “Registration Statement”).
This Post-Effective Amendment No. 2 to the Registration Statement is being filed by the Registrant to (i) convert the Registration Statement into a registration statement on Form S-3 (the “Post-Effective Amendment”) and (ii) update certain information regarding the securities being offered pursuant to the prospectus contained herein.
The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS Subject to Completion, dated May 8, 2026
593,758 Shares of Common Stock
This prospectus relates to the resale by certain of the selling stockholders named in this prospectus (each a “selling stockholder” and, collectively, the “selling stockholders”) of up to 593,758 shares of our common stock, par value $0.001 per share (“common stock”) issued to the selling stockholders pursuant to the Agreement and Plan of Merger and Reorganization, dated as of December 17, 2024 (the “Merger Agreement”), by and among Cara Therapeutics, Inc. (“Cara”), CT Convergence Merger Sub, Inc., a wholly owned subsidiary of Cara (“Merger Sub”), and Tvardi Therapeutics, Inc. (“Legacy Tvardi”).
We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will bear all costs, expenses and fees in connection with the registration of these shares of common stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See the section titled “Plan of Distribution.” We will not receive any of the proceeds from such sales of the shares of common stock by the selling stockholders pursuant to this prospectus.
In connection with any sales of shares of common stock offered hereby, the selling stockholders will be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our common stock by the selling stockholders and any discounts, commissions, or concessions received by the selling stockholders will be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders may offer and sell the shares of common stock covered by this prospectus from time to time. The selling stockholders may offer and sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices.
The selling stockholders may sell the shares of common stock being offered for resale through various methods, as described in the section titled “Plan of Distribution.” These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. In connection with any sales of shares of common stock offered hereunder, the selling stockholders and any underwriters, agents, brokers or dealers participating in such sales will be deemed to be “underwriters” within the meaning of the Securities Act.
The selling stockholders may sell any, all or none of the shares of common stock and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TVRD.” On May 7, 2026, the last quoted sale price for our common stock as reported on Nasdaq was $4.21.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 6 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2026.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, nor the selling stockholders, are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders hereunder may, from time to time, sell the shares of common stock offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholders of the shares of common stock offered by them described in this prospectus.
Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”
MARKET AND INDUSTRY DATA
This prospectus includes industry and market data that we have obtained from industry publications, third-party studies and surveys, filings of public companies in their respective industries and related industry and internal company surveys. These sources include government and industry sources, which generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. We do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. Assumptions and estimates of future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Concerning Forward-Looking Statements.”
TRADEMARKS
We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus may also contain trade names, trademarks and service marks belonging to other companies that are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks may appear in this prospectus without the ™ and ® symbols, but such references, or their failure to appear, should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable licensors with respect thereto. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

PROSPECTUS SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our common stock. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference herein.
OUR COMPANY
Overview
We are a clinical-stage biopharmaceutical company focused on the development of novel, oral, small molecule therapies targeting Signal Transducer and Activator of Transcription 3 (“STAT3”) to treat inflammatory and proliferative diseases with significant unmet need. Based upon our founders’ seminal work and deep understanding of the transcription factor STAT3, we have designed an innovative approach to directly inhibit STAT3, a highly validated, yet historically undruggable target. Leveraging this expertise, we are developing a pipeline of STAT3 inhibitors with a differentiated mechanism of action and convenient oral dosing.
Our pipeline includes two oral, small molecule STAT3 inhibitors: TTI-101 and TTI-109. TTI-101 is our first-generation direct STAT3 inhibitor, currently in Phase 1b/2 clinical development in hepatocellular carcinoma (“HCC”). TTI-109 is a phosphate prodrug of TTI-101 that is mechanistically identical to its parent molecule but is designed to enhance our ability to target STAT3. We have been developing TTI-109 for several years, based on our recognition that retaining the full STAT3 inhibition mechanism of TTI-101 while enhancing delivery would broaden the potential utility of our platform across inflammatory and proliferative indications. We filed an Investigational New Drug (“IND”) application for TTI-109 in June 2025 and, following FDA acceptance, initiated a Phase 1 trial in healthy volunteers evaluating safety, tolerability, pharmacokinetics, and bioequivalence to TTI-101. We expect to report topline data from this trial in the second quarter of 2026, after which we intend to announce the clinical indication in which we plan to advance TTI-109.
We are currently enrolling patients in the REVERT LIVER CANCER Phase 1b/2 clinical trial of TTI-101 in patients with HCC. We have extended the timing of the anticipated data readout from the first half of 2026 to the second half of 2026 in order to allow the data to mature. This timing adjustment is intended to enhance the depth of insights from the program, including longitudinal and translational assessments, characterization of durability and dose optimization (including the addition of up to 15 participants in the monotherapy arm to explore modified dosages) to better inform subsequent development and regulatory strategy. The program otherwise continues to progress on schedule, and we believe the data package will strengthen decision-making and future development of our pipeline assets.
In October 2025, we reported preliminary data from our REVERT IPF Phase 2 clinical trial of TTI-101 in idiopathic pulmonary fibrosis (“IPF”) and concluded that the study did not meet its goals. Subsequently, we conducted additional analyses of a subset of patients who received study drug for 12 weeks. Based on these analyses, which excluded certain patients due to dosing, pharmacokinetic, or clinical factors, treatment with TTI-101 demonstrated greater reductions in certain exploratory measures, including fibrosis and inflammatory markers, compared to placebo. These results are consistent with findings from multiple preclinical models of fibrotic disease and provide human clinical proof of concept for our STAT3 inhibition mechanism. We continue to evaluate these results to inform potential future development decisions.
Our approach is rooted in our expertise around STAT3’s functional composition and its critical role in disease pathogenesis, as well as other essential biological functions. Our co-founder, David J. Tweardy, M.D., was one of the first to identify that STAT3, when activated by phosphorylation on tyrosine (Y) residue 705 (pY-STAT3), acts as a central node across multiple inflammatory, proliferative and immune pathways.
Intrinsically (within proliferative cells), pY-STAT3 enhances cell proliferation and survival, while extrinsically (within the immune system), pY-STAT3 contributes to immune dysregulation. Collectively, persistent pY-STAT3 drives the development and progression of inflammatory and proliferative diseases characterized by dysregulated STAT3 signaling. By targeting pY-STAT3, our approach is designed to simultaneously modulate key pathways of the inflammatory and proliferative cascade, whereas previous approaches only targeted single pathways. Beyond its role in inflammation and proliferation, STAT3 also has an essential role in cellular respiration in the mitochondria. Dr. Tweardy made the critical discovery that blocking pY-STAT3 could inhibit STAT3’s role as a transcription factor without affecting its role in the mitochondria. We have leveraged this discovery to design our product candidates to inhibit STAT3 activation which, we believe, will lead to disease modifying activity without impairing essential biological functions.
We believe our oral small molecule STAT3 inhibitors have the potential for broad applicability across a diverse range of inflammatory and proliferative diseases driven by immune dysregulation, aberrant cytokine signaling, pathologic cellular proliferation, and maladaptive tissue remodeling. Across multiple preclinical models involving hematopoietic, gastrointestinal, dermatologic, respiratory organ specific tissue pathology, inhibition of STAT3 signaling has been associated with reductions in inflammatory burden, proliferation and improvement in disease relevant histological, molecular, and clinical parameters. Importantly, clinical data from the REVERT IPF trial, including observed reductions in IL-6 and improvements in fibrosis score, is consistent with preclinical observations, which we believe supports the translational validity of our platform.
Our Pipeline
Our current pipeline is depicted below:
The U.S. Food and Drug Administration (“FDA”) has granted orphan drug designation for TTI-101 in both IPF and HCC as well as Fast-Track Designation for TTI-101 in HCC.
CORPORATE INFORMATION
On April 15, 2025 (the “Closing Date”), the Merger closed, and the Delaware corporation formerly known as “Cara Therapeutics, Inc.” completed its previously announced merger with Legacy Tvardi in accordance with the terms of the Merger Agreement, pursuant to which Merger Sub merged with and into Legacy Tvardi, with Legacy Tvardi surviving the merger as a wholly owned subsidiary of Cara. Also on April 15, 2025, Cara changed its name from “Cara Therapeutics, Inc.” to “Tvardi Therapeutics, Inc.”
Pursuant to the Merger Agreement, on the Closing Date, (i) Cara effected a 1-for-3 reverse stock split of its common stock (the “Reverse Stock Split”), (ii) Cara increased its authorized shares of common stock to 150,000,000, (iii) Merger Sub was merged with and into Legacy Tvardi and Legacy Tvardi became a wholly owned subsidiary of the Company, and (iv) the Company changed its name to “Tvardi Therapeutics, Inc.” As of the open of trading on April 16, 2025, the common stock of the Company began trading on Nasdaq under the symbol “TVRD.”

Our principal executive offices are located at 3 Sugar Creek Ctr. Blvd., Suite 525, Sugar Land, Texas 77478, and our telephone number is (713) 489-8654.
Our website address is www.tvarditherapeutics.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock. We have included our website address in this prospectus solely as an inactive textual reference.
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30th in the most recently completed fiscal year, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of June 30th in the most recently completed fiscal year.
Unless expressly indicated or the context requires otherwise, terms such as “Tvardi,” the “Combined Company,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to Tvardi Therapeutics, Inc., the parent entity formerly named Cara Therapeutics, Inc., after giving effect to the Merger, and as renamed Tvardi Therapeutics, Inc., and where appropriate, our wholly-owned subsidiaries (including Legacy Tvardi).

The Offering
Shares of Common Stock Offered Hereunder
We are registering the resale by the selling stockholders named in this prospectus, or their permitted transferees, of an aggregate of 593,758 shares of common stock issued pursuant to the Merger Agreement.
Use of Proceeds
We will not receive any proceeds from the sale of our shares of common stock offered by the selling stockholders under this prospectus. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.
Risk Factors
See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our common stock.
Nasdaq Symbol
“TVRD”

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, and other reports and documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “will,” or “would,” and or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each forward- looking statement contained in this prospectus, the Company cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain.
The forward-looking statements in this prospectus include, among other things, statements about:
•
the Company’s ability to continue as a going concern;

•
the expectations surrounding the potential safety, efficacy, and regulatory and clinical progress of the Company’s product candidates, including TTI-101 and TTI-109, and anticipated milestones and timing therefor;

•
the Company’s plans to develop and commercialize its product candidates or any potential future product candidates;

•
the potential results of preclinical studies and clinical trials and future regulatory and development milestones for the Company’s product candidates or any potential future product candidates;

•
the performance of third-party manufacturers, clinical research organizations, and other vendors;

•
the Company’s ability to realize the anticipated benefits of the Merger;

•
the Company’s ability to maintain compliance with Nasdaq listing requirements;

•
the size and growth of the potential markets for the Company’s product candidates;

•
the rate and degree of market acceptance of any other future approved indications or products;

•
the Company’s ability to obtain and maintain additional regulatory approval of its product candidates or any future product candidates, and the labeling under any approval the Company may obtain;

•
the Company’s ability to maintain existing and establish additional collaborations for its product candidates or future product candidates;

•
the continued service of the Company’s key scientific or management personnel;

•
the Company’s ability to establish commercialization and marketing capabilities for any future approved products;

•
regulatory developments in the United States and foreign countries;

•
the Company’s ability to obtain and maintain coverage and adequate reimbursement from third-party payers and governments for any other future approved indications or products;

•
the Company’s planned use of its cash and cash equivalents and the clinical milestones it expects to fund with such proceeds;

•
the accuracy of its estimates regarding expenses, future revenues and capital requirements;

•
the Company’s ability to obtain funding for its operations;

•
the Company’s ability to obtain and maintain intellectual property protection for its product candidates or future product candidates and the Company’s ability to operate its business without infringing on the intellectual property rights of others;

•
the Company’s ability to maintain proper and effective internal controls over financial reporting and to remediate and prevent material weaknesses in the Company’s internal controls;

•
the success of competing drugs that are or may become available; and

•
the potential effects of any global health crises, geopolitical tensions and macroeconomic conditions on its business, operations, and clinical development and regulatory timelines and plans.

You should refer to the “Risk Factors” section in any applicable prospectus supplement and the documents incorporated by reference therein for a discussion of material factors that may cause the Company’s actual results to differ materially from those expressed or implied by its forward-looking statements. As a result of these factors, the Company cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if the Company’s forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame or at all. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus and the documents that the Company references in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that the Company’s actual future results may be materially different from what it expects. The Company qualifies all of its forward- looking statements by these cautionary statements.

USE OF PROCEEDS
All of the shares of our common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from the sale of our common stock hereunder.
With respect to the registration of shares of our common stock offered by the selling stockholders pursuant to this prospectus, the selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the selling stockholders from time to time of up to an aggregate of 593,758 shares of our common stock that were issued to certain investors in the Merger. The selling stockholders may from time to time offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below and their permitted transferees who later come to hold any of the selling stockholders’ interest in the common stock in accordance with the terms of the Registration Rights Agreement, other than through a public sale.
The following table sets forth, as of May 1, 2026, the names of the selling stockholders, the aggregate number of shares of common stock beneficially owned by the selling stockholders, the aggregate number of shares of common stock that the selling stockholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned by the selling stockholders after the sale of the shares of common stock offered hereby assuming that the selling stockholders sell all of the shares of common stock covered by this prospectus. The percentage of beneficial ownership after the offered shares of common stock are sold is calculated based on 9,381,344 shares of our common stock outstanding as of May 1, 2026.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to the shares of common stock set forth below, subject to community property laws where applicable.
We cannot advise you as to whether the selling stockholders will in fact sell any or all of such common stock. In addition, the selling stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock offered hereby in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering.
Selling stockholder information for each additional selling stockholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling stockholder and the number of shares registered on its behalf. A selling stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Unless otherwise indicated, the address for the following selling stockholders is: c/o Tvardi Therapeutics, Inc., 3 Sugar Creek Ctr Blvd, Ste 525, Sugar Land, TX 77478.
Name of Selling stockholder	Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
			Number	Percent
Firepit Partners, LP(1)	44,712	44,712	0	—
David J. Tweardy(2)	553,070	549,046	4,024	*
Total Shares	597,782	593,758	4,024	*

*
Less than 1%

(1)
Wallace Hall, is the general partner of Firepit Partners, LP. Mr. Hall is a member of our board of directors and was a member of Legacy Tvardi’s board of directors. The address for Firepit Partners, LP is 5956 Sherry Lane, Suite 1810, Dallas, TX 75225. Mr. Hall has sole voting and dispositive power over the shares held by Firepit Partners, LP.

(2)
Shares of common stock beneficially owned prior to the offering, consists of (i) 549,046 shares of common stock held by David J. Tweardy; and (ii) 4,024 shares common stock issuable upon the exercise of stock options held by David J. Tweardy that are exercisable within 60 days of May 1, 2026. David J. Tweardy is a greater than 5% stockholder and one of Legacy Tvardi’s founders.

Please see the section titled “Certain Relationships, Related Party and Other Transactions” in the documents incorporated by reference herein for information regarding material relationships with our selling stockholders within the past two years.

DESCRIPTION OF SECURITIES
The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to our amended and restated certificate of incorporation and amended and restated bylaws and applicable provisions of Delaware corporate law.
Authorized Capital Stock
The total number of authorized shares of capital stock consists of (i) 150,000,000 shares of common stock, par value $0.001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share. As of May 1, 2026, there were 9,381,344 shares of our common stock outstanding, and no shares of our preferred stock outstanding.
Common Stock
No Preemptive, Redemption or Conversion Rights
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that it may designate in the future.
Voting Rights
Each outstanding share of common stock entitles the holder thereof to one vote on each matter properly submitted to a vote. Holders of shares of common stock do not have cumulative voting rights in the election of directors.
Dividend Rights
Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds.
Liquidation Rights
Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.
Preferred Stock
Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to determine or alter for each such series, such voting powers, full or limited, or no voting powers and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof. The board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by the Company’s stockholders. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control of the Company or other corporate action and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.
Board of Directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to any special rights of the holders of any series of preferred stock to elect directors, our authorized number of directors shall be determined from time to time by resolution of our board of directors. Our board of directors currently has seven members. Our amended and restated certificate of incorporation provides that the directors shall be divided into three classes, with each class having a three-year term expiring on a staggered basis.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.
Listing
Our common stock is listed on the Nasdaq Capital Market under the symbol “TVRD.”
Antitakeover Effects of Provisions of Charter Documents and Delaware Law
Our amended and restated certificate of incorporation, our amended and restated bylaws, and certain provisions of the General Corporation Law of the State of Delaware (the “DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares held by stockholders.
Classification and Removal of Directors
Our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that any director may be removed with cause by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all then-outstanding shares of our capital stock entitled to vote generally at an election of directors.
No Cumulative Voting
Our amended and restated certificate of incorporation does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.
Vacancies on the Board of Directors
Our amended and restated certificate of incorporation and amended and restated bylaws provide that, subject to any limitations imposed by the DGCL and the rights of the holders of any series of preferred stock, any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum or by the sole remaining director, and not by the stockholders.
Stockholder Action by Written Consent
Our amended and restated certificate of incorporation and our amended and restated bylaws do not provide for the right of stockholders to act by written consent without a meeting.

Special Stockholder Meetings
Pursuant to our amended and restated bylaws, a special meeting of the stockholders may be called only by the chairperson of the board of directors, the Chief Executive Officer, or the board of directors pursuant to a resolution adopted by the majority of the total number of authorized directors. The board of directors shall determine the time and place, if any, of such special meeting.
Stockholder Nominations and Proposals
Our amended and restated bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide written notice on a timely basis and also specify requirements as to the form and content of a stockholder’s notice.
Notice of Stockholder Meeting
Our amended and restated bylaws provide that written notice of a meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting.
If mailed, notice is given when deposited in the U.S. mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on our records. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Indemnification
Our amended and restated certificate of incorporation and amended and restated bylaws provide that to the fullest extent permitted by law, we are authorized to provide indemnification of (and advancement of expenses to) our directors, officers and agents (and any other persons to which applicable law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law.
We have entered into separate indemnification agreements with each of its directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws.
Amendment of Certificate of Incorporation
Notwithstanding any other provisions in our amended and restated certificate of incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or by our amended and restated certificate of incorporation or any certificate of designation filed with respect to a series of preferred stock, the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII of our amended and restated certificate of incorporation.
Amendment of Bylaws
Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly empowered to adopt, amend or repeal our amended and restated bylaws.

Any adoption, amendment or repeal of our amended and restated bylaws by the board of directors shall require the approval of a majority of the authorized number of directors. Our amended and restated certificate of incorporation also provides that the stockholders shall also have power to adopt, amend or repeal our amended and restated bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock required by law or by our amended and restated certificate of incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2∕3% of the voting power of all of the then-outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on our behalf (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, these forum selection provisions do not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Delaware Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•
the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•
subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
subject to exceptions, any transaction involving the corporation that has the effect of directly or indirectly increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation beneficially owned by the interested stockholder; or

•
the direct or indirect receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Generally, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

PLAN OF DISTRIBUTION
Each selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. The term “selling stockholders” includes their permitted transferees who later come to hold any of the selling stockholders’ interest in the shares of common stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such selling stockholder’s shares, including donees, assignees, pledgees, distributees and other transferees or successors in interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership, distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
settlement of short sales;

•
in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per security;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
in a distribution to members, partners, stockholders or other equityholders of the selling stockholders;

•
a combination of any such methods of sale or distribution; or

•
any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
In addition, the selling stockholders may elect to make an in-kind distribution of shares of common stock to any of their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares acquired in the distribution. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with any sales of common stock offered hereby, the selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them will be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.
We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of the date that the shares (i) have been sold, pursuant to this prospectus or pursuant to Rule 144 or (ii) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. The shares of common stock covered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock covered hereby may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the shares of common stock offered hereby has been passed upon for us by Cooley LLP, Washington, D.C.
EXPERTS
The financial statements of Tvardi Therapeutics, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to Tvardi Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Tvardi Therapeutics, Inc. The address of the SEC website is www.sec.gov.
We maintain a website at www.tvarditherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of all offerings of securities covered by this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 8, 2026;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2026;

•
our Current Report on Form 8-K, filed with the SEC on March 6, 2026; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, described in Exhibit 4.1 to our Annual Report on Form 10-K, filed with the SEC on March 31, 2026, including all amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 3 Sugar Creek Ctr. Blvd., Suite 525, Sugar Land, Texas 77478, or by telephoning us at (713) 489-8654.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.
SEC registration fee	$9,928*
Legal fees and expenses	$150,000
Accounting fees and expenses	$75,000
Total	$234,928

*
Previously paid.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Our amended and restated certificate of incorporation (the “Charter”) limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•
breach of their duty of loyalty to the corporation or our stockholders;

•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
transaction from which the directors derived an improper personal benefit.

Our Charter does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. These limitations also do not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Our Bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our Bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification. We have obtained a directors’ and officers’ liability insurance policy.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Section 145 of the DGCL authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a)   Exhibits.   We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.
Exhibit No.	Description
2.1‡	Agreement and Plan of Merger and Reorganization, dated as of December 17, 2024, by and among Cara Therapeutics, Inc., CT Convergence Merger Sub, Inc. and Tvardi Therapeutics, Inc. (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on December 18, 2024).
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on February 7, 2014).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated June 7, 2024 (First Authorized Shares Amendment) (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on June 7, 2024).
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated December 30, 2024 (First Stock Split Amendment) (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on December 30, 2024).
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cara Therapeutics, Inc., dated April 15, 2025 (Second Stock Split Amendment). (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cara Therapeutics, Inc., dated April 15, 2025 (Second Authorized Shares Amendment) (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).
3.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cara Therapeutics, Inc., dated April 15, 2025 (Name Change Amendment) (incorporated by reference from Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).
3.7	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36279), filed with the SEC on November 14, 2024).
4.1	Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-192230), filed with the SEC on January 17, 2014).
5.1	Opinion of Cooley LLP (incorporated by reference from Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287675), filed with the SEC on May 30, 2025).

Exhibit No.	Description
10.1	Registration Rights Agreement by and between the Company and the parties thereto, dated April 15, 2025 (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36279), filed with the SEC on April 15, 2025).
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1) (incorporated by reference from Exhibit 5.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287675), filed with the SEC on May 30, 2025).
24.1	Power of Attorney (incorporated by reference from Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287675), filed with the SEC on May 30, 2025).
107	Filing Fee Table (incorporated by reference from Exhibit 107 to the Registrant’s Registration Statement on Form S-1 (File No. 333-287675), filed with the SEC on May 30, 2025)

*
Filed herewith

‡
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

(b)   Financial Statement Schedules.   All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.
ITEM 17.   UNDERTAKINGS.
(a)   The undersigned registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on May 8, 2026.
TVARDI THERAPEUTICS, INC.
By:
/s/ Imran Alibhai

Imran Alibhai
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Imran Alibhai Imran Alibhai	Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2026
/s/ Dan Conn Dan Conn	Chief Financial Officer (Principal Financial Officer)	May 8, 2026
/s/ Stephen O’Brien Stephen O’Brien	Vice President, Finance and Corporate Controller (Principal Accounting Officer)	May 8, 2026
* Sujal Shah	Chairman of the Board of Directors	May 8, 2026
* Wallace Hall	Director	May 8, 2026
* Michael S. Wyzga	Director	May 8, 2026
* Cynthia Smith	Director	May 8, 2026
* Susan Shiff	Director	May 8, 2026
*By	/s/ Imran Alibhai Imran Alibhai Attorney-in-fact